    As filed with the Securities and Exchange Commission on September 7, 2006

                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------

                            JAG MEDIA HOLDINGS, INC.
             (Exact Name of Registrant as Specified in its Charter)

             NEVADA                                         88-0380456
(State or Other Jurisdiction of                (IRS Employer Identification No.)
 Incorporation or Organization)
                               ------------------

                            JAG MEDIA HOLDINGS, INC.
                               6865 SW 18TH STREET
                                    SUITE B13
                            BOCA RATON, FLORIDA 33433
                    (Address of Principal Executive Offices)
                               ------------------

                            JAG MEDIA HOLDINGS, INC.
                          1999 LONG-TERM INCENTIVE PLAN
                            (Full Title of the Plan)
                               ------------------

                               THOMAS J. MAZZARISI
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                            JAG MEDIA HOLDINGS, INC.
                               6865 SW 18TH STREET
                                    SUITE B13
                            BOCA RATON, FLORIDA 33433
                                 (866) 300-7410
            (Name, Address and Telephone Number of Agent for Service)

                         CALCULATION OF REGISTRATION FEE


TITLE OF EACH
CLASS OF                                        PROPOSED MAXIMUM       PROPOSED MAXIMUM
SECURITIES TO BE           AMOUNT TO BE         OFFERING PRICE         AGGREGATE OFFERING      AMOUNT OF
REGISTERED                 REGISTERED           PER SHARE              PRICE                   REGISTRATION FEE
--------------------       -----------------    -------------------    --------------------    --------------------------
Common Stock, par value
$0.00001 per share           6,000,000 (1)          $0.18 (2)               $1,080,000               $0.00 (3)(4)

(1) Pursuant to Rule 416(a), the number of shares being registered shall include an indeterminate number of additional shares of common stock or common stock which may become issuable as a result of stock splits, stock dividends or similar transactions in accordance with the anti-dilution provisions of the 1999 Long-Term Incentive Plan.

(2) Calculated pursuant to Rules 457 (c) and (h), based on the average of the ask and bid prices for the Common Stock as reported on the OTC Bulletin Board for August 31, 2006.

(3) Calculated pursuant to Section 6(b) of the Securities Act of 1933, as follows: Proposed maximum offering price multiplied by 0.000107.

(4) Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, the filing fee of $209 paid with respect to 3,245,275 unsold shares is being carried forward from Registration Statement No. 333-87392 to this Registration Statement. Therefore, a registration fee of $0.00 ($116 - $209) is being paid in connection with the filing of this Registration Statement.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Explanatory Note to Part I of this Registration Statement.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by us with the Securities and Exchange Commission (the "SEC") are incorporated by reference into this Registration
Statement:

         (a) Annual Report on Form 10-KSB for the year ended July 31, 2005, filed with the SEC on November 8, 2005.

         (b) Quarterly Report on Form 10-QSB for the quarter ended October 31, 2005, filed with the SEC on December 20, 2005.

         (c) Current Report on Form 8-K, filed with the SEC on December 30,
             2005.

         (d) Current Report on Form 8-K, filed with the SEC on March 17, 2006.

         (e) Quarterly Report on Form 10-QSB for the quarter ended January 31, 2006, filed with the SEC on March 22, 2006.

         (f) Current Report on Form 8-K, filed with the SEC on May 1, 2006.

         (g) Current Report on Form 8-K, filed with the SEC June 1, 2006.

         (h) Quarterly Report on Form 10-QSB for the quarter ended April 30, 2006, filed with the SEC on June 19, 2006.

         (i) The description of the Common Stock contained in the Registration Statement on Form SB-2 (File No. 333-118029) filed with the SEC on August 6, 2004, including any amendments or reports filed for the purpose of updating such description.

         All reports and other documents subsequently filed by us pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the shares offered hereby was passed upon for the registrant by Thomas J. Mazzarisi, Esq. Mr. Mazzarisi serves as Chairman of the Board, Chief Executive Officer and General Counsel of the registrant.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The By-laws and Articles of Incorporation of the registrant and certain provisions of the Nevada Revised Statutes provide for indemnification of directors and officers against certain liabilities. Officers and directors of the registrant are indemnified generally against expenses actually and reasonably incurred in connection with actions, suits or proceedings, whether civil or criminal, provided that it is determined that they acted in good faith, and, in any criminal matter, had reasonable cause to believe that their conduct was not unlawful.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

Item     Description
----     -----------
4.1      Articles of Incorporation (1)
4.2      Specimen Common Stock Certificate (2)
5.1      Opinion of Thomas J. Mazzarisi, Esq.*
10.1     JAG Media Holdings, Inc. 1999 Long Term Incentive Plan, as amended (3)
23.1     Consent of J.H. Cohn LLP*
23.2     Consent of Thomas J. Mazzarisi, Esq. (included in Exhibit 5.1)

* Filed herewith.

(1) Previously filed as an exhibit to our Form 10-QSB filed on June 19, 2006.
(2) Previously filed as an exhibit to our Form 10-KSB filed on November 8, 2005.
(3) Previously filed as an exhibit to our Registration Statement on Form 8-A filed on May 1, 2002.

ITEM 9.  UNDERTAKINGS

The undersigned hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

         (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

         (iii) Include any additional or changed material information on the plan of distribution.

                  Provided, however, that paragraphs (a)(1)(i) and (a) (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on this 7th day of September, 2006.


                                  JAG MEDIA HOLDINGS, INC.

                                  By: /s/ Thomas J. Mazzarisi
                                      --------------------------------------
                                      Thomas J. Mazzarisi
                                      Chairman of the Board, Chief Executive
                                      Officer & General Counsel




         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                            Title                                          Date
---------                            -----                                          ----
/s/ Thomas J. Mazzarisi              Chairman of the Board, Chief Executive         September 7, 2006
------------------------             Officer & General Counsel

/s/ Stephen Schoepher                Chief Operating Officer, Chief Financial       September 7, 2006
------------------------             Officer, Secretary and Director